Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below, acting in the capacity or capacities stated opposite their respective names, hereby constitute and appoint PAUL T. HANRAHAN, BARRY J. SHARP and JAY KLOOSTERBOER and each of them severally, such persons true and lawful attorneys-in-fact with full power to them and each of them to approve and sign for and in the name of the undersigned in the capacities indicated below the Registration Statement relating to the plan interests and shares of Common Stock, par value $.01 per share, of The AES Corporation, a Delaware corporation, issuable or deliverable under the Employees’ Thrift Plan of Indianapolis Power & Light Company (the “Plan”), any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

SIGNATURE	TITLE	DATE
/s/ RICHARD DARMAN Richard Darman	Chairman of the Board and Director	April 26, 2004

/s/ ALICE F. EMERSON Alice F. Emerson	Director	April 23, 2004

/s/ PAUL T. HANRAHAN Paul T. Hanrahan	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2004

/s/ KRISTINA M. JOHNSON Kristina M. Johnson	Director	April 29, 2004

/s/ JOHN A. KOSKINEN John A. Koskinen	Director	April 28, 2004

/s/ PHILIP LADER Philip Lader	Director	April 29, 2004

/s/ JOHN H. MCARTHUR John H. McArthur	Director	April 28, 2004

/s/ SANDRA O. MOOSE Sandra O. Moose	Director	April 28, 2004

SIGNATURE	TITLE	DATE
/s/ PHILIP A. ODEEN Philip A. Odeen	Director	April 28, 2004

/s/ CHARLES O. ROSSOTTI Charles O. Rossotti	Director	April 28, 2004

/s/ SVEN SANDSTROM Sven Sandstrom	Director	April 28, 2004

/s/ ROGER W. SANT Roger W. Sant	Director and Chairman Emeritus	April 28, 2004

Barry J. Sharp	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)